Exhibit 99.1

Media inquiries:

Christen Graham

Warner Communications

christen@warnerpr.com

978-526-1960

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

aclegg@nighthawkrad.net

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces Strong

Second Quarter 2007 Results

Revenue Grows 66%, Company Raises 2007 Guidance and Provides 2008 Outlook

COEUR D’ALENE, Idaho, July 25, 2007 – NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced financial results for its second quarter ended June 30, 2007. Revenue grew 66% to $37.9 million for the second quarter of 2007 from $22.9 million in the second quarter of 2006. The company experienced robust year-over-year organic revenue growth of 27%. In addition, the company delivered solid growth in its daytime finals service offering, with that offering and other new service lines accounting for 11% of revenues in the quarter. Importantly, the company raised its full year 2007 guidance to be within the range of $155 million to $162 million in revenue and $0.94 to $0.98 in adjusted earnings per diluted share to reflect the acquisition of Midwest Physician Services announced on July 16, 2007. Furthermore, the company provided a preliminary outlook for 2008 of $215 million to $225 million in revenue and $1.31 to $1.36 in adjusted earnings per diluted share.

Second Quarter 2007 Results

•

Year-over-year revenues grew 66% to $37.9 million for the second quarter 2007 from $22.9 million in the second quarter 2006. Second quarter 2007 scan volumes grew 75% to 731,418 compared with 417,269 scans in the second quarter 2006.

•

Sequentially, second quarter revenues grew 46% to $37.9 million from $25.9 million in the first quarter 2007. Second quarter 2007 scan volumes increased 51% to 731,418 from 484,477 in the first quarter 2007.

•	Organic revenue grew 27% year-over-year and organic scan volume grew 30%. Sequentially, from first quarter to second quarter 2007, both organic revenue and organic scan volume grew 18%.

•	For the six months ended June 30, 2007, cash flow from operations grew 67% to $12.7 million from $7.6 million for the same period 2006.

•	New service offerings, primarily daytime final reads, represented 11% of revenue for the quarter, and 8% of year-to-date revenue.

•

Growth in adjusted net income to $6.4 million, or $0.21 per diluted share, from $5.8 million, or $0.19 per diluted share in second quarter 2006, was impacted largely by expenses associated with acquired companies and additional investments related to future growth.

•

GAAP net income was $3.5 million, or $0.11 per diluted share, compared to $5.0 million, or $0.17 per diluted share in the second quarter 2006, due primarily to expenses associated with acquired companies and additional investments related to future growth, and non-cash IBNR charges.

•

The company raised its full year 2007 guidance to $155 million to $162 million in revenue and $0.94 to $0.98 in adjusted earnings per diluted share to reflect the acquisition of Midwest Physician Services announced on July 16, 2007. Furthermore, the company provided a preliminary outlook for 2008 of $215 million to $225 million in revenue and $1.31 to $1.36 in adjusted earnings per diluted share.

“We are pleased with our performance during the second quarter which demonstrates continued, outstanding organic growth, combined with impressive acquisition contribution,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “With the addition of Teleradiology Diagnostic Solutions (TDS), Radlinx, and Midwest Physician Services, we believe we are in the strongest position in the industry and are well positioned to build on our track record of execution, innovation, and financial performance. In short, we have strengthened and expanded our foundation for future growth and profitability.”

Tim Mayleben, NightHawk’s President and Chief Operating Officer, added “The integrations of Radlinx and TDS are progressing extremely well. We are very excited about our recent acquisition of Midwest Physician Services, which will operate under the name NightHawk Business Services and will allow us to offer our customers an even broader suite of solutions. These acquisitions are very much in line with our long-term growth strategy and we are proud to be able to offer radiology groups the most comprehensive suite of solutions in the industry, which includes professional services, clinical workflow technology, and now business services. Our goal is to expand our partnerships with our radiology group customers and better enable radiology groups of all sizes to focus on providing top-quality care to patients and grow their businesses.”

The company’s adjusted net income for the second quarter of 2007 was $6.4 million or $0.21 per diluted share, compared to $5.8 million, or $0.19 per diluted share, during the second quarter of 2006. The company’s adjusted net income excludes certain non-cash charges related to stock compensation, amortization of intangibles, and IBNR charges. (IBNR refers to “incurred but not reported” medical liability reserves.) As expected, the increase in adjusted net income was affected largely by redundant SG&A expenses, higher physician compensation levels, and interest on a debt facility – all associated with our recent acquisitions. The company anticipates significant improvement to adjusted net income as these acquisitions are integrated into the NightHawk platform. Additional impact on adjusted net income resulted from investments in new services and management to position the company for future growth. The company projects increases in both gross margins and operating margins by the fourth quarter of 2007, with the full benefits of acquisition integration and related investments to be realized in 2008 and beyond.

GAAP net income for the second quarter of 2007 was $3.5 million compared to $5.0 million for the second quarter of 2006. The decrease in 2007 GAAP net income was largely due the same items described above with regard to adjusted net income. Additional impact on GAAP net income resulted from non-cash IBNR charges.

A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release.

Outlook

“Looking forward to the remainder of the year, we expect total company revenue for 2007 to be in the range of $155 million to $162 million, which includes the previously announced $8 million to $9 million revenue contribution from the Midwest Physician Services acquisition,” said Mayleben. “Furthermore, we expect adjusted earnings per diluted share (excluding certain non-cash items described below) for 2007 to be in the range of $0.94 to $0.98, which includes an additional $0.01 to $0.02 from the Midwest Physician Services acquisition.” The estimated contribution from Midwest Physician Services reflects only the revenue and earnings associated with the long-term agreement for NightHawk to provide business services to St. Paul Radiology.

The company also provided a preliminary outlook for 2008 of $215 million to $225 million in revenue and $1.31 to $1.36 in adjusted earnings per diluted share.

Other News

The company announced the addition of Michael Karaman, Chief Information Officer, to the company’s management team. In this newly created position, Karaman is responsible for the overall direction and delivery of all information technology systems and solutions to support the company and its customers. Karaman brings 23 years of experience in the healthcare information technology industry. He most recently served as Senior Vice President of Technology for Thomson Healthcare, a division of The Thomson Corporation, a multi-billion dollar information services company. There, he was responsible for the design, development, support, maintenance, and technical implementation of information products and services for healthcare organizations.

The company also announced that Tim Mayleben has been promoted to President and Chief Operating Officer from Executive Vice President and Chief Operating Officer, effective immediately, in recognition of his contributions to the company since joining seven months ago and the outstanding experience and leadership he brings to NightHawk in serving its customers and growing the business. “Tim has done an excellent job of leading the growth of our business through expanded services and acquisitions, spearheading new product and service introductions, and implementing systems to help our company better serve our customers,” said Dr. Berger. “Tim is a top-notch business professional and I look forward to working with him to further develop our strategy for generating long-term sustainable growth and taking NightHawk to the next level of success.” Dr. Berger will continue in his leadership role as Chief Executive Officer of the company and Chairman of its Board of Directors, driving business strategy and ensuring execution of the company’s goals.

Earnings Conference Call

The company will be hosting a conference call today, July 25, 2007 at 4:30 p.m. Eastern Daylight Time to discuss these results and the business outlook. Participants can access the call by dialing 800-366-3908 (within the United States and Canada), or 303-262-2138 (international callers). A live webcast of the conference call as well as a replay will be available online for three weeks on the company’s corporate website at http://www.nighthawkrad.net. A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (EDT) on August 15, 2007. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11093171.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is the nation’s leading provider of professional radiology solutions. NightHawk is leading the transformation of the professional practice of radiology by providing high-quality, cost-effective radiology services to radiology groups and hospitals throughout the United States. NightHawk’s suite of solutions, including its advanced, proprietary workflow technology, is reshaping the way radiology groups practice by increasing efficiencies and improving the quality of patient care. With its team of U.S. board certified, state-licensed and hospital-privileged physicians, NightHawk provides services to medical groups twenty-four hours a day, seven days a week at over 1,375 hospitals in the U.S. from facilities located in the United States, Australia, and Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion of its current service offerings, the integration of acquisitions, and an outlook on the company’s future financial results, including its revenue and adjusted earnings per diluted share for 2007 and 2008. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting. Specifically, the Company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude (i) for 2006 only, the non-cash charges related to the conversion feature and accretion of our preferred stock, which charges ceased upon the closing of our initial public offering when our shares of preferred stock converted into shares of common stock, (ii) the non-cash charges related to our stock-based compensation, (iii) the non-cash expense associated with the amortization of intangibles and (iv) the non-cash expense associated with changes to our IBNR reserve (incurred but not reported medical liability reserves). We exclude the non-cash charges related to our stock-based compensation due to the varying valuation methodologies, subjective assumptions and the variety of types of awards that companies can use when applying FAS 123R along with the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees.

The company provides non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because management believes these measures provide greater transparency with respect to information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

“NHWKF”

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$46,987,322	$46,500,818
Marketable securities	24,720,316	37,810,963
Trade accounts receivable, net	20,697,557	12,706,146
Deferred income taxes		365,930
Prepaids and other current assets	2,972,778	2,076,037

Total current assets	95,377,973	99,459,894
Property and equipment, net	8,635,977	6,192,541
Goodwill	56,202,034	4,913,844
Intangible assets, net	33,093,814	2,922,543
Deferred income taxes		2,480,972
Other assets, net	2,389,260	96,572

Total	$195,699,058	$116,066,366

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$17,474,177	$9,052,634
Accrued payroll and related benefits	3,357,470	2,383,998
Current portion of notes payable	530,000

Total current liabilities	21,361,647	11,436,632
Insurance reserve	2,995,000	2,000,000
Notes payable, less current portion	52,470,000
Deferred income taxes	2,943,203
Other liabilities	201,200

Total liabilities	79,971,050	13,436,632

STOCKHOLDERS’ EQUITY:
Common stock-150,000,000 shares authorized; $.001 par value; 30,022,816 and 29,944,069 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	30,023	29,944
Additional paid-in capital	235,503,778	230,116,635
Retained earnings (deficit)	(119,805,793)	(127,516,845)

Total stockholders’ equity	115,728,008	102,629,734

Total	$195,699,058	$116,066,366

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,
	2007	2006
Service revenue	$37,923,099	$22,876,569
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $1,070,535 and $931,531)	17,401,891	8,553,972
Sales, general, and administrative (includes non-cash compensation expense of $1,845,184 and $165,807)	12,642,644	6,283,744
Depreciation and amortization	1,792,191	522,835

Total operating costs and expenses	31,836,726	15,360,551

Operating income	6,086,373	7,516,018
Other income (expense):
Interest expense	(1,275,597)	(7,017)
Interest income	833,935	764,559
Other, net	(30,025)	(22,693)
Change in fair value of redeemable preferred stock conversion feature

Total other income (expense)	(471,687)	734,849

Income before income taxes	5,614,686	8,250,867
Income tax expense	2,100,792	3,214,631

Net income	3,513,894	5,036,236
Redeemable preferred stock accretion

Income applicable to common stockholders	$3,513,894	$5,036,236

Earnings per common share:
Basic	$0.12	$0.17
Diluted	$0.11	$0.17
Weighted averages of common shares outstanding:
Basic	29,996,297	29,809,571
Diluted	30,993,033	30,484,960

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Six Months Ended June 30,
	2007	2006
Service revenue	$63,804,755	$42,915,772
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $2,030,598 and $2,246,683)	27,774,967	16,948,047
Sales, general, and administrative (includes non-cash compensation expense of $2,683,064 and $351,444)	21,106,906	12,353,305
Depreciation and amortization	2,642,335	1,053,247

Total operating costs and expenses	51,524,208	30,354,599

Operating income	12,280,547	12,561,173
Other income (expense):
Interest expense	(1,276,213)	(559,671)
Interest income	1,722,430	1,151,284
Other, net	(32,336)	(44,336)
Change in fair value of redeemable preferred stock conversion feature		(44,183,770)

Total other income (expense)	413,881	(43,636,493)

Income (loss) before income taxes	12,694,428	(31,075,320)
Income tax expense	4,848,776	5,114,917

Net income (loss)	7,845,652	(36,190,237)
Redeemable preferred stock accretion		(117,534)

Income (loss) applicable to common stockholders	$7,845,652	$(36,307,771)

Earnings (loss) per common share:
Basic	$0.26	$(1.34)
Diluted	$0.25	$(1.34)
Weighted averages of common shares outstanding:
Basic	29,978,376	27,159,294
Diluted	30,903,332	27,159,294

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME

	Three Months Ended
	June 30, 2007			June 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$37,923,099		$37,923,099	$22,876,569		$22,876,569
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $1,070,535 and $931,531)	17,401,891	(1,815,535)	15,586,356	$8,553,972	(931,531)	7,622,441
Sales, general, and administrative (includes non-cash compensation expense of $1,845,184 and $165,807)	12,642,644	(1,845,184)	10,797,460	6,283,744	(165,807)	6,117,937
Depreciation and amortization	1,792,191	(1,140,188)	652,003	522,835	(120,167)	402,668

Total operating costs and expenses	31,836,726	(4,800,907)	27,035,819	15,360,551	(1,217,505)	14,143,046

Operating income	6,086,373	4,800,907	10,887,280	7,516,018	1,217,505	8,733,523
Other income (expense):
Interest expense	(1,275,597)		(1,275,597)	(7,017)		(7,017)
Interest income	833,935		833,935	764,559		764,559
Other, net	(30,025)		(30,025)	(22,693)		(22,693)
Change in fair value of redeemable preferred stock conversion feature

Total other income (expense)	(471,687)		(471,687)	734,849		734,849

Income before income taxes	5,614,686	4,800,907	10,415,593	8,250,867	1,217,505	9,468,372
Income tax expense	2,100,792	1,872,354	3,973,146	3,214,631	474,827	3,689,458

Net income	3,513,894	2,928,553	6,442,447	5,036,236	742,678	5,778,914
Redeemable preferred stock accretion

Income applicable to common stockholders	$3,513,894	$2,928,553	$6,442,447	$5,036,236	$742,678	$5,778,914

Earnings per share:
Basic	$0.12		$0.21	$0.17		$0.19
Diluted	$0.11		$0.21	$0.17		$0.19
Weighted average shares outstanding:
Basic	29,996,297		29,996,297	29,809,571		29,809,571
Diluted	30,993,033		30,993,033	30,484,960		30,484,960

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Six Months Ended
	June 30, 2007			June 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$63,804,755		$63,804,755	$42,915,772		$42,915,772
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $2,030,598 and $2,246,683)	27,774,967	(3,025,598)	24,749,369	$16,948,047	(2,246,683)	14,701,364
Sales, general, and administrative (includes non-cash compensation expense of $2,683,064 and $351,444)	21,106,906	(2,683,064)	18,423,842	12,353,305	(351,444)	12,001,861
Depreciation and amortization	2,642,335	(1,478,728)	1,163,607	1,053,247	(271,667)	781,580

Total operating costs and expenses	51,524,208	(7,187,390)	44,336,818	30,354,599	(2,869,794)	27,484,805

Operating income	12,280,547	7,187,390	19,467,937	12,561,173	2,869,794	15,430,967
Other income (expense):
Interest expense	(1,276,213)		(1,276,213)	(559,671)		(559,671)
Interest income	1,722,430		1,722,430	1,151,284		1,151,284
Other, net	(32,336)		(32,336)	(44,336)		(44,336)
Change in fair value of redeemable preferred stock conversion feature				(44,183,770)	44,183,770

Total other income (expense)	413,881		413,881	(43,636,493)	44,183,770	547,277

Income (loss) before income taxes	12,694,428	7,187,390	19,881,818	(31,075,320)	47,053,564	15,978,244
Income tax expense	4,848,776	2,803,082	7,651,858	5,114,917	1,119,220	6,234,137

Net income (loss)	7,845,652	4,384,308	12,229,960	(36,190,237)	45,934,344	9,744,107
Redeemable preferred stock accretion				(117,534)	117,534

Income (loss) applicable to common stockholders	$7,845,652	$4,384,308	$12,229,960	$(36,307,771)	$46,051,878	$9,744,107

Earnings (loss) per share:
Basic	$0.26		$0.41	$(1.34)		$0.36
Diluted	$0.25		$0.40	$(1.34)		$0.33
Weighted average shares outstanding:
Basic	29,978,376		29,978,376	27,159,294		27,159,294
Diluted	30,903,332		30,903,332	27,159,294		29,255,473

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

HISTORICAL VOLUMES

	Year	Total Volumes	Growth Rates		Acquisition Contribution—First 12 months
Quarter			Sequential	Year over Year	DayHawk	ATN	TDS	Radlinx
Q1	2004	120,554	36%	210%	—	—	—	—
Q2	2004	152,640	27%	178%	—	—	—	—
Q3	2004	182,737	20%	133%	—	—	—	—
Q4	2004	193,883	6%	119%	8,316	—	—	—

FY	2004	649,814	149%	149%

Q1	2005	222,341	15%	84%	15,850	—	—	—
Q2	2005	266,023	20%	74%	17,355	—	—	—
Q3	2005	298,759	12%	63%	18,905	—	—	—
Q4	2005	328,815	10%	70%	8,480	29,640	—	—

FY	2005	1,115,938	72%	72%

Q1	2006	364,155	11%	64%	—	32,130	—	—
Q2	2006	417,269	15%	57%	—	32,622	—	—
Q3	2006	463,028	11%	55%	—	32,086	—	—
Q4	2006	448,084	(3%)	36%	—	—	—	—

FY	2006	1,692,536	52%	52%

Q2 YTD	2006	781,424	n/a	n/a

Q1	2007	484,477	8%	33%	—	—	27,089	—
Q2	2007	731,418	51%	75%	—	—	51,095	140,054

Q2 YTD	2007	1,215,895	56%	56%